Exhibit 10.6

SUPPLEMENT NO. 1 dated as of March 1, 2010 (this “Supplement”), to the U.S. Security Agreement dated as of April 29, 2009 (as amended, supplemented or otherwise modified from time to time the “U.S. Security Agreement”), among SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands (“Intermediate Holdings”), SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually, a “Subsidiary” and, collectively, the “Subsidiaries” and together with the Borrower, the “Grantors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of April 3, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Intermediate Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents party thereto, and (b) the U.S. Guarantee Agreement dated as of April 29, 2009 (as amended, supplemented or otherwise modified from time to time, the “U.S. Guarantee Agreement”), among the Guarantors (as defined therein) and the Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the U.S. Security Agreement and the Credit Agreement.

C.  The Grantors have entered into the U.S. Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement and the Collateral and Guarantee Requirement, (a) each Subsidiary that is a U.S. Loan Party that is formed or acquired after the Second Restatement Effective Date and (b) each other Loan Party that is formed or acquired after the Second Restatement Effective Date that owns property in the United States that would constitute Collateral if such Loan Party were a party thereto, in each case is required to enter into the U.S. Security Agreement as a Grantor upon becoming a Subsidiary Loan Party.  Section 7.15 of the U.S. Security Agreement provides that such Subsidiaries may become Grantors under the U.S. Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the U.S. Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 7.15 of the U.S. Security Agreement, the New Grantor by its signature below becomes a Grantor under the U.S. Security

Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the U.S. Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the U.S. Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral of the New Grantor.  Each reference to a “Grantor” in the U.S. Security Agreement shall be deemed to include the New Grantor.  The U.S. Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent.  Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5.  Except as expressly supplemented hereby, the U.S. Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the U.S. Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties

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hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the U.S. Security Agreement.  All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 9.  The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the U.S. Security Agreement as of the day and year first above written.

SEAGATE HDD CAYMAN,

by
/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Director
Address:
920 Disc Drive
Scotts Valley, California 95066

[Signature Page to Supplement No. 1 to the U.S. Security Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent,

by
/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

[Signature Page to Supplement No. 1 to the U.S. Security Agreement]

Schedule I to Supplement No. 1
to the U.S. Security Agreement

LOCATION OF COLLATERAL

Description	Location

None.